Exhibit 99.1

Preliminary Unaudited Financial and Operating Information

	For the year ended		For the three months
	December 31,		ended December 31,

	2001	2002	2001	2002

	(Dollars in thousands)
Revenue:
Home sales	$1,374,551	$1,349,713	$358,927	$364,944
Land	$18,361	$27,379	$4,061	$15,423

Total Homebuilding	$1,392,912	$1,377,092	$362,988	$380,367

Financial Services	$32,659	$40,214	$9,594	$11,615

Total Revenues	$1,425,571	$1,417,306	$372,582	$391,982

Backlog
Dollars	$573,405	$636,360	$573,405	$636,360
Units	2,149	2,277	2,149	2,277
Community Count	146	159	146	159
Sales (Units)	4,967	5,009	916	1,108
Closings	5,304	5,085	1,357	1,372